                                                                    Exhibit 11.1

                                 ONCORMED, INC.
                               EARNINGS PER SHARE
                    CALCULATION OF SHARES USED IN COMPUTING
                               NET LOSS PER SHARE

                                                                                                            Period from
                                                                                                             Inception
                                                                                                          (July 12, 1993)
                                                               For the Years Ended December 31,               Through
                                                   -------------------------------------------------         December 31,
                                                      1997                 1996              1995                1997
                                                  -----------          -----------        ---------        --------------
Common Stock                                       7,709,301           6,805,083          4,947,991           5,557,433
                                                   ---------           ---------          ---------           ---------

Shares used in computing net loss per share        7,709,301           6,805,083          4,947,991           5,557,433
                                                   =========           =========          =========           =========










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